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                                                                   Exhibit 21.1
                                 Subsidiaries*

                                                Tokheim %  Jurisdiction of  F/S Information
Subsidiary Name                                 Ownership   Incorporation     Included By
---------------                                 --------- ----------------- ---------------
Tokheim Austria GesmbH..................... (G)  100.00%  Austria            Consolidated
Tokheim Belgium N.V........................ (L)  100.00%  Belgium            Consolidated
Socatam S.A................................ (F)   99.90%  Cameroon           Consolidated
Tokheim & Gasboy of Canada, Ltd............ (C)  100.00%  Canada--Ontario    Consolidated
Tokheim Czech Republic s.r.o............... (O)  100.00%  Czech Republic     Consolidated
Tokheim Scandinavia A/S.................... (H)  100.00%  Denmark            Consolidated
Serip S.A.................................. (F)   66.00%  France             Consolidated
Tokheim Services France S.A................ (F)  100.00%  France             Consolidated
Tokheim Sofitam Applications S.A........... (E)  100.00%  France             Consolidated
Tokheim Sofitam S.A........................ (B)  100.00%  France             Consolidated
Deutsche Tokheim Verwaltungesellschaft GmbH (G)  100.00%  Germany            Consolidated
Tokheim Germann GmbH....................... (P)  100.00%  Germany            Consolidated
Tokheim GmbH............................... (G)  100.00%  Germany            Consolidated
Tokheim Holding GmbH....................... (A)  100.00%  Germany            Consolidated
Tokheim Tanksysteme GmbH................... (P)  100.00%  Germany            Consolidated
Tokheim Hungary k.f.t...................... (F)  100.00%  Hungary            Consolidated
Tokheim Ireland Limited.................... (B)  100.00%  Ireland            Consolidated
Tulla Electronics Limited.................. (B)  100.00%  Ireland            Consolidated
Tokheim-Italia SRL......................... (F)   99.00%  Italy              Consolidated
Tokheim de Mexico.......................... (B)  100.00%  Mexico             Consolidated
Matam S.A.................................. (F)   99.90%  Morocco            Consolidated
Tokheim--MM................................ (Q)   50.00%  Poland             Equity Method
Tokheim Polgermann......................... (K)  100.00%  Poland             Consolidated
G.N.C. Portugal............................ (J)  100.00%  Portugal           Consolidated
Cosetam S.A................................ (F)   98.93%  Senegal            Consolidated
Tokheim Slovakia s.r.o..................... (F)  100.00%  Slovak Republic    Consolidated
Tokheim South Africa (Proprietary), Ltd.... (D)  100.00%  South Africa       Consolidated
Tokheim Koppens Iberica S.A................ (F)   99.81%  Spain              Consolidated
Tokheim Switzerland AG..................... (B)  100.00%  Switzerland        Consolidated
Koppens Automatic Fabrieken B.V............ (H)  100.00%  The Netherlands    Consolidated
Tokheim Holding Netherlands B.V............ (B)  100.00%  The Netherlands    Consolidated
Tokheim Netherlands B.V.................... (H)  100.00%  The Netherlands    Consolidated
Cottam Sarl................................ (F)   99.88%  Tunisia            Consolidated
Independent Pump Services.................. (N)  100.00%  United Kingdom     Consolidated
Tokheim Services Limited................... (N)  100.00%  United Kingdom     Consolidated
Tokheim UK Limited......................... (B)  100.00%  United Kingdom     Consolidated
Management Solutions, Inc.................. (A)  100.00%  USA--Colorado      Consolidated
Paxcis..................................... (A)  100.00%  USA--Delaware      Consolidated
Tokheim RPS, LLC........................... (I)  100.00%  USA--Delaware      Consolidated
Sunbelt Hose & Petroleum Equipment, Inc.... (B)  100.00%  USA--Georgia       Consolidated
Tokheim Services, LLC...................... (M)  100.00%  USA--Indiana       Consolidated
Gasboy International, Inc.................. (B)  100.00%  USA--Pennsylvania  Consolidated
Tokheim Investment Corp.................... (A)  100.00%  USA--Texas         Consolidated

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*  Subsidiaries as of November 30, 2001. Does not include entities in which
   Tokheim Corporation or subsidiaries hold less than 50%. Does not take into account subsequent liquidations, mergers, or other transactions.
A) Directly owned by Tokheim Corporation.
B) Directly owned by Tokheim Corporation's subsidiary, Tokheim Investment Corp., or directors' qualifying shares.

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C) Directly owned 65% by Tokheim Corporation's subsidiary, Tokheim Investment
   Corp., and 35% by Tokheim Corporation's indirect subsidiary Gasboy International, Inc.
D) Directly owned by Tokheim Corporation's indirect subsidiary, Tokheim & Gasboy of Canada, Ltd.
E) Directly owned by Tokheim Corporation's indirect subsidiary, Tokheim Sofitam S.A.
F) Directly owned by Tokheim Corporation's indirect subsidiary, Tokheim Sofitam Applications S.A.
G) Directly owned by Tokheim Corporation's indirect subsidiary, Tokheim Holding GmbH.
H) Directly owned by Tokheim Corporation's indirect subsidiary, Tokheim Holding Netherlands B.V.
I) Directly owned by Tokheim Corporation's indirect subsidiary, Gasboy International, Inc.
J) Directly owned by Tokheim Corporation's indirect subsidiary, Tokheim Koppens Iberica S.A.
K) Directly owned by Tokheim Corporation's indirect subsidiary, Tokheim Germann GmbH.
L) Directly owned 98.92% by Tokheim Corporation's indirect subsidiary, Tokheim Holding Netherlands B.V., 1.04% by Tokheim Corporation's indirect subsidiary, Tokheim Sofitam Applications S.A., and 0.04% by Tokheim Corporation's indirect subsidiary, Koppens Automatic Fabrieken B.V.
M) Directly owned 99% by Tokheim Corporation and 1% by Tokheim Corporation's subsidiary, Tokheim Investment Corp.
N) Directly owned by Tokheim Corporation's indirect subsidiary, Tokheim UK Limited.
O) Directly owned by Tokheim Corporation's indirect subsidiary, Tokheim Services France S.A.
P) Directly owned by Tokheim Corporation's indirect subsidiary, Deutsche Tokheim Verwaltungesellschaft GmbH.
Q) Directly owned by Tokheim Corporation's indirect subsidiary, Tokheim Polgermann.

   All subsidiaries are consolidated, except for Tokheim--MM, which is accounted for using the equity method.